UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

FlexShares Trust

(Exact Name of Registrant as Specified in Its Charter)

Maryland (State of Incorporation or Organization)	(See Next Page) (I.R.S. Employer Identification No.)

50 South LaSalle Street, Chicago, Illinois (Address of principal executive offices)	60603 (Zip Code)

Securities to be registered pursuant to

Section 12(b) of the Act:

Title of Each Class to be so Registered:	Name of Each Exchange on Which Each Class is to be so Registered:	(I.R.S. Employer Identification No.)

FlexShares® Quality Dividend Index Fund	NYSE Arca, Inc.	80-0860279
FlexShares® Quality Dividend Dynamic Index Fund	NYSE Arca, Inc.	38-3889394
FlexShares® Quality Dividend Defensive Index Fund	NYSE Arca, Inc	32-0391564

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-173967.

Securities to be registered pursuant to Section 12(g) of the Act:        NONE

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, $0.0001 par value, of FlexShares Trust (the “Trust”) to be registered hereunder is set forth in Post-Effective Amendment No. 30 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-173967; 811-22555), as filed on December 7, 2012, which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

Item 2. Exhibits

1. The Trust’s Amended and Restated Agreement and Declaration of Trust is included as Exhibit (a)(3) to the Trust’s Pre-Effective Amendment No. 2 to the Trust’s Registration Statement on Form N-1A (File Nos.
333-173967; 811-22555), as filed on September 1, 2011, and incorporated herein by reference.

2. The Trust’s Amended and Restated Schedule A to the Amended and Restated Agreement and Declaration of Trust is included as Exhibit (a)(4) to the Trust’s Post-Effective Amendment No. 21 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-173967; 811-22555), as filed on September 11, 2012, and incorporated herein by reference.

3. The Trust’s By-Laws are included as Exhibit (b) to Pre-Effective Amendment No. 2 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-173967; 811-22555), as filed on September 1, 2011, and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FLEXSHARES TRUST

Date: December 11, 2012	By:	/s/ Peter K. Ewing

Name:	Peter K. Ewing

Title:	Vice President